UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

CytoSorbents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (973) 329-8885

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTSO	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 3, 2026, CytoSorbents Corporation (the “Company”) announced that it would effect a one-for-twenty (1:20) reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.001 per share (the “Common Stock”). The Reverse Stock Split was approved by the shareholders of the Company at the 2026 Annual Meeting of Stockholders, held on August 13, 2026, with the final ratio to be determined thereafter and within the shareholder-approved range by the Company’s board of directors (the “Board”).

The number of shares of the Company’s Common Stock outstanding prior to the Reverse Stock Split as of September 3, 2026, was 63,022,020. On September 3, 2026, the Company filed a certificate of amendment to amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, with an effective date of September 8, 2026 (the “Effective Date”). The Reverse Stock Split became effective at 12:01 a.m. E.T. on September 8, 2026 (the “Effective Time”).

Upon effectiveness of the Reverse Stock Split, every twenty (20) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split resulted in a proportionate reduction in the number of shares of Common Stock issuable upon the exercise of the Company’s outstanding options and warrants, with a corresponding adjustment to the exercise price per share applicable to each such option and warrant. These adjustments occurred automatically upon effectiveness of the Reverse Stock Split. The Reverse Stock Split did not change the Company’s total number of authorized shares of Common Stock.

No fractional shares were issued as a result of the Reverse Stock Split. Shareholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split were entitled to have such fractional share rounded up to the nearest whole share.

Equiniti Trust Company, LLC, is acting as exchange agent for the Reverse Stock Split and will notify shareholders of record regarding the Reverse Stock Split. Shareholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action.

Commencing on September 8, 2026, trading of the Company’s Common Stock will continue on The Nasdaq Stock Market LLC on a split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 23283X305.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Company, effective September 8, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2026	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer